McGLADREY & PULLEN, LLP


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 25, 1997, on the financial statements of American Trust Allegiance Fund and InformationTech 100(r) Fund series of Advisors Series Trust referred to therein, in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "General Information."

                                                         McGladrey & Pullen, LLP


New York, New York
February 26, 1997